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                                                                   Exhibit #99.2

                             STOCK OPTION AGREEMENT


         This AGREEMENT is made effective as of the _____ day of ______________, 19____ (the "Award Date"), by and between Capital Alliance Income Trust Ltd., A Real Estate Investment Trust., a Delaware corporation (the "Trust") and ____________________________(the "Optionee").


                                    RECITALS

         WHEREAS, the Board of Directors of the Trust has established the 1998 Stock Option Plan (the "Plan") effective as of _____________________, 1998, and

         WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Trust or its Compensation Committee (the "Committee"), by action duly taken on _______________, 1998, granted to the Optionee an option or options (the "Option(s)") to purchase shares of the Common Stock of the Trust (the "Optioned Shares") on the terms and conditions set forth herein. Capitalized terms set forth herein, unless otherwise defined, shall have the meaning set forth in the Plan.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

         Section 1. The Option(s). The Optionee may, at his option, purchase all or any part of an aggregate of shares of Common Stock, at the price of $__________ per share (the "Exercise Price"), on the terms and conditions set forth herein.

         Section 2. Plan Type; Exercise Dates and Method of Exercise. Options intended to qualify as Incentive Stock Options are designated by "ISO" under the category "Plan." Options intended as Non-Qualified Stock Options are designated by "NQO" under the category "Plan." The Option(s) shall be exercisable as to the specified number of Optioned Shares on and after the "First" dates and on or before the "Last" dates set forth below:

         Plan        Number of Optioned Shares               Exercise Dates
         ----        -------------------------                --------------
                                                    First                Last
                                                    -----                ----


        -------           ------------              -------              -------


        -------           ------------              -------              -------


        -------           ------------              -------              -------

         Optionee acknowledges, understands and agrees that he has no right whatsoever to exercise the Option(s) granted hereunder with respect to any Optioned Shares until the First Exercise Date of such

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Optioned Shares as provided above. Optionee further understands that the
Option(s) granted hereunder shall expire and become unexercisable after the Last Exercise Date and otherwise as provided in Section 3(c) below.

         This Option shall be deemed exercised as to the Optioned Shares to be purchased when written notice of such exercise has been given to the Trust at its principal business office by the Optionee. Such notice shall be accompanied by full payment (i) in cash or cash equivalents, (ii) in Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Option is exercised), (iii) if approved by the Committee, by a full recourse promissory note executed by the Optionee in such form, and with such terms and conditions, as the Committee may require, (iv) by cancellation of any indebtedness owed by the Trust to the Optionee, (v) pursuant to procedures approved by the Trust, through the sale of Optioned Shares acquired on exercise of the Option through broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver to the Trust the amount of sale or loan proceeds sufficient to pay for the Optioned Shares to be purchased, together with, if requested by the Trust, the amount of Federal, state or local taxes payable by the Participant by reason of such exercise; (vi) pursuant to procedures approved by the Trust, and with the prior approval of the Committee, by pyramiding (i.e., making payment to the Trust with Optioned Shares simultaneously acquired on exercise of the Option (based on the Fair Market Value of the Stock on the date the Option is exercised)), or (vii) by any combination of the foregoing as may be approved by the Committee with respect to the Optioned Shares to be purchased. The approval of the Committee may be granted, withheld or conditioned as determined appropriate by the Committee in its reasonable discretion.

         Section 3. Governing Plan. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan as it existed before such subsequent amendment except as may be required by applicable law. The Optionee expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall not limit or modify the Plan; and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. The Optionee also hereby expressly acknowledges, represents and agrees as follows:

         (a) The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he is familiar with the terms and conditions of the Plan and hereby accepts this Agreement subject to all of the terms and provisions of the Plan.

         (b) The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

         (c) The Optionee acknowledges and represents that he is familiar with Sections of the Plan regarding the exercise of the Option(s) and that he understands that said Option(s) must be exercised on or before the earliest of the following dates, whichever is applicable: (i) the "Last" exercise date noted above in Section 2 of this Agreement; (ii) the day prior to the fifth anniversary of the Award Date with respect to Options granted as Incentive Stock Options and the day prior to the tenth anniversary of

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the Award Date with respect to Options granted as Non-Qualified Stock Options;
or (iii) if the Optionee has a "Termination of Affiliation" (as that term is defined in the Plan), the last date for exercise, or date prior to termination of the Option(s), specified in Subsection 5(i), (j) or (k), as applicable, of the Plan.

         (d) The Optionee acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause the exercise of any Option(s) granted as an Incentive Stock Option to qualify for favorable tax treatment through the application of Section 422 of the Internal Revenue Code; that Optionee must, in order to so qualify, individually meet by his own action all applicable requirements of Section 422, including without limitation the following holding period and employment requirements:

                  (1) holding period requirement: no disposition of an Optioned Share may be made by Optionee within two (2) years from the date of the granting of the Option(s) nor within one (1) year after the transfer of such Optioned Share to him; and
                  (2) employment requirement: at all times during the period beginning on the date of the granting of the Option(s) and ending on the day three (3) months before the date of exercise, the Optionee must have been an employee of the Trust, the parent or a subsidiary of the Trust, or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option(s) in a transaction to which Section 424(a) of the Internal Revenue Code applies, except where the termination of employment is by means of the employee's disability, in which case said three (3) month period may be extended to one (1) year, as provided under Internal Revenue Code Section 422.

         Section 4. Additional Representations and Warranties. As a condition to the exercise of any Option(s), the Trust may require the person exercising such Option(s) to make any representation and/or warranty to the Trust that may, in the judgment of counsel to the Trust, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Trust, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Optionee hereby represents to the Trust that each of the Option(s) evidenced hereby and the shares of Stock purchasable upon exercise thereof is being acquired only for investment and without any present intention to sell or distribute such securities.

         Section 5. Limited Transferability of Options. The Option(s) may be exercised during the lifetime of the Optionee only by the Optionee or, to the extent permitted by the Committee in its discretion, a member of the Optionee's Immediate Family (as that term is defined in the Plan). The Optionee's rights and interests under this Agreement and in and to the Option(s) may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred in any manner, either voluntarily or involuntarily by operation of law, except by will or the laws of descent or distribution, and except that (i) the Optionee may, in a manner and to the extent permitted by the Committee in its reasonable discretion, transfer the Option(s) to a member of the Optionee's Immediate Family, and (ii) the Manager may, in a manner and to the extent permitted by the Committee and the Plan, transfer a Non-Qualified Stock Option previously granted to it to any other Eligible Recipient.

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         Section 6. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon an Optionee who is an employee of the Trust or any Subsidiary any right to continued employment with the Trust or any Subsidiary, or to restrict in any way the right of the Trust or any Subsidiary to terminate his employment. The Optionee acknowledges that in the absence of an express written employment agreement to the contrary and subject to applicable law, optionee's employment with the Trust or a Subsidiary may be terminated by the Trust or Subsidiary at any time, with or without cause.

         Section 7. Withholding of Taxes. The Optionee authorizes the Trust to withhold from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the Award of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

         Section 8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         Section 9. Successors and Assigns. The terms of this Agreement shall be binding upon the heirs, executors, administrators, successors, legatees, assignees and transferees of the Optionee.

         Section 10. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay to the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeals), which shall be included as part of the judgment.

         Section 11. Necessary Acts. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

         Section 12. Counterparts. For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and each of which may be introduced in evidence or used for any other purpose without the production of any other counterparts.

         Section 13. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

         Section 14. Limitation on Value of Certain Optioned Shares. Optionee acknowledges that the Plan provides that the aggregate fair market value (determined as of the date hereof) of the shares of Common Stock as to which options granted as Incentive Stock Options are exercisable for the first time by Optionee during any calendar year under all incentive stock option plans of the Trust and any Subsidiary shall not exceed $100,000. It is understood and agreed that if it is determined that Option(s) granted as an Incentive Stock Option hereunder would exceed such limitation, such Option(s) shall be

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considered granted as Non-Qualified Stock Option(s) to the extent of such excess. The preceding sentence shall be applied by taking the Incentive Stock Options granted under this Plan and the incentive stock options granted under all other plans of the Trust and any Subsidiary into account in the order in which they were granted. This limitation does not apply to any Option(s) granted as a Non-Qualified Stock Option.

NOTICE: IF AN OPTIONEE (A) MAKES A DISQUALIFYING DISPOSITION (WITHIN THE MEANING OF SECTION 421 (B) OF THE INTERNAL REVENUE CODE) OF SHARES OF STOCK ACQUIRED PURSUANT TO THE EXERCISE OF AN INCENTIVE STOCK OPTION, OR (B) MAKES, IN CONNECTION WITH THE EXERCISE OF A STOCK OPTION, THE ELECTION PERMITTED UNDER
SECTION 83(B) OF THE INTERNAL REVENUE CODE TO INCLUDE IN SUCH OPTIONEE'S GROSS INCOME IN THE YEAR OF TRANSFER THE AMOUNTS SPECIFIED IN SAID SECTION 83(B), SUCH OPTIONEE MUST PROVIDE WRITTEN NOTICE TO THE TRUST OF SUCH DISQUALIFYING DISPOSITION OR ELECTION, AS APPLICABLE, WITHIN 10 DAYS AFTER SUCH DISQUALIFYING DISPOSITION OR FILING OF THE NOTICE OF THE SECTION 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE, RESPECTIVELY.



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         IN WITNESS WHEREOF, the Trust and the Optionee have executed this
Agreement effective as of the date first written above.


CAPITAL ALLIANCE INCOME TRUST LTD.,                OPTIONEE
A REAL ESTATE INVESTMENT TRUST



By:  --------------------------                    --------------------------
     Name:
     Title:


                ------------------------------------------------
                                 Street Address


                ------------------------------------------------
                                 City and State


                ------------------------------------------------
                                 Social Security Number


         By his or her signature below, the spouse of the Optionee to whom such Optionee is legally married as of the date of execution of this Agreement acknowledges that he or she has read, understands and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



                ------------------------------------------------
                                     Spouse


                ------------------------------------------------
                                     Social Security Number


                Dated: -----------------------------------------


         By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.


                ------------------------------------------------
                                    Optionee


                Dated: -----------------------------------------



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